INDEPENDENT AUDITORS' CONSENT





The Board of Trustees Oppenheimer Target Fund:

     We consent to the use of our report dated January 23, 1995, included herein and the reference to our Firm under the heading "Financial
Highlights" in Part A of the registration statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Denver, Colorado
October 24, 1995